UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 31, 2020
(Date of earliest event reported)

The Eastern Company
 (Exact name of Registrant as specified in its charter)

Connecticut	001-35383	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		identification No.)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 729-2255
 (Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	EML	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K furnished by The Eastern Company (the “Company”) on July 31, 2020 (the “Original Form 8-K”) solely to correct adjusted earnings per share and the calculation of adjusted earnings per share to present such items net of taxes for each of the periods reported in the press release furnished as Exhibit 99.1 to the Original Form 8-K. All other information in the Original Form 8-K remains the same.

ITEM 2.02 – Results of Operations and Financial Condition

The revised press release dated July 31, 2020 announcing the second quarter earnings for 2020 is furnished herewith as Exhibit 99.1.

ITEM 9.01 – (d) Exhibits

(d)
Exhibits

Exhibit No.	Title
99.1	Revised Press Release dated July 31, 2020 announcing the second quarter earnings for 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: August 1, 2020	By:	/s/John L. Sullivan III
John L. Sullivan III Vice President and Chief Financial Officer